AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 1999.
                                                      Registration No. 333-69737
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1

                                       TO
                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                               TEL-SAVE.COM, INC.
                        FORMERLY, TEL-SAVE HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                          23-28277736
(State or other jurisdiction of incorporation or organization)                (I.R.S. Employee Identification Number)

                                 6805 ROUTE 202
                          NEW HOPE, PENNSYLVANIA. 18938
                                 (215) 862-1500
(Address,  including zip code,  and telephone  number,  including  area code, of registrant's principal executive offices)

                              ALOYSIUS T. LAWN, IV
                          GENERAL COUNSEL AND SECRETARY
                               TEL-SAVE.COM, INC.
                        6805 ROUTE 202 NEW HOPE, PA 18938
                                 (215) 862-1500
(Name, address, including  zip code, and  telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as defined below), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

================================================================================

                              SUBJECT TO COMPLETION
                             DATED FEBRUARY 11, 1999

                                                                      PROSPECTUS

                               TEL-SAVE.COM, INC.
                        FORMERLY TEL-SAVE HOLDINGS, INC.

                        3,523,285 SHARES OF COMMON STOCK

     Our Board of Directors declared a dividend of Rights to purchase our common stock to holders of record as of December 31, 1998. Through this Prospectus, we are offering the shares of common stock that Rightsholders may purchase upon exercising the Rights. These Rights cannot be transferred.

                             Offering Price: $17.00

     Our common stock is quoted on the Nasdaq National Market and traded under the symbol "TALK."

     Our principal executive offices are located at 6805 Route 202, New Hope, Pennsylvania 18938, and our telephone number is (215) 862-1500.

                               ------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR COMMON STOCK.

                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                February __,1999



This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

================================================================================













                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Risk Factors...................................................................3
Use Of Proceeds................................................................9
Determination of Offering Price................................................9
Plan Of Distribution...........................................................9
Description of Rights..........................................................9
Certain Federal Income Tax Considerations.....................................14
Legal Matters.................................................................19
Experts.......................................................................19
Where You Can Find More Information...........................................19


                                ---------------



================================================================================

     THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS, INCLUDING, WITHOUT LIMITATION, STATEMENTS UNDER THE CAPTIONS "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN OUR ANNUAL AND QUARTERLY REPORTS. THESE FORWARD LOOKING STATEMENTS REFLECT OUR PLANS, EXPECTATIONS AND BELIEFS AND, ACCORDINGLY, ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH FORWARD LOOKING STATEMENTS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FACTORS DISCUSSED IN THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS."

                                  RISK FACTORS

     You should consider carefully the following risk factors before making an investment in us and in reading any forward-looking statements, including, but not limited to, beliefs, estimates, projections, expectations or anticipations that we discuss or make.

DEPENDENCY ON AOL AGREEMENT AND ELECTRONIC COMMERCE

     At the beginning of 1997, we launched a major initiative for marketing and selling our telecommunication services online. At that time, we entered into an innovative telecommunications and marketing agreement with America Online, Inc. ("AOL"). With the continued focus of our business on the sale and support of our telecommunications services online and through e-commerce channels, we believe that our business is currently dependent to a material extent upon our agreements and relationship with AOL.

     In January 1999, we completed substantial amendments to our agreement and relationship with AOL, including an extension of the term of our AOL marketing period and a restructuring of our marketing fee payments to AOL. From and after June 2000, AOL has the right to market on a non-exclusive basis the telecommunications services previously marketed on an exclusive basis in exchange for the elimination of the fixed quarterly payments that would otherwise continue to be payable by us. We cannot currently predict what impact the elimination of our exclusivity period would have on our AOL business or whether the minimum exclusivity period is of sufficient length to give us an enduring competitive advantage in maintaining our AOL customer base. We believe that the success or failure of our telecommunications agreement with AOL and similar online initiatives will have a material effect on our business, financial condition and results of operations. There can be no assurance that our arrangement with AOL will be profitable for Tel-Save.com, Inc. (the "Company") on a quarter to quarter basis or that our current experience with our AOL Long Distance business is a fair indication of future results under the AOL Agreement or generally in our e-commerce business.

     Although we have expended substantial sums on marketing our AOL service offerings, and under the new agreement will continue to expend substantial sums related to marketing, there can be no assurance that these expenditures will prove adequate to attract substantial additional customers to our service, or that any such subscribers will remain our customers for a period of time sufficient to recoup the costs of such marketing expenditures. See "--Maintenance of End User Base."

     The success of our online telecommunications sales and marketing business depends in part on our ability quickly to establish telephone service following an AOL subscriber's order. The provisioning of new customers has been adversely affected by "PIC freezes" established by local telephone companies. These "PIC freezes", though perhaps designed to avoid unauthorized transfers of telephone service, have the effect, we believe, of interfering with a customer's choice to switch service to a better priced product, such as our AOL Long Distance service, by requiring the customer to contact his or her local phone company directly to change long distance carriers. This requirement deprives new customers of the ability to take full advantage of our online provisioning service, where a customer can sign-up and authorize a change to AOL Long

Distance entirely online through our innovative online customer care and billing systems. The Federal Communications Commission is currently engaged in rule-making proceedings that could modify the rules governing the offering, implementation and lifting of PIC freezes. There can be no assurance, however, that any such rules that are finally adopted will effectively limit the harmful effects of PIC freezes that impede authorized transfers of service.

     The success of our online initiatives depends on our ability to develop and maintain complex systems to support our online subscription and billing services. We have developed and will seek to continue to develop and to improve our systems for customer care and billing services, including online sign-up, call detail and billing reports and credit card payment in connection with the AOL Agreement and other online initiatives. We will be required to find, employ and retain skilled programmers, to develop and maintain these complex systems. Unanticipated delays or difficulties in developing these systems or in hiring personnel could materially adversely affect our online business, including our AOL telecommunications business.

DEPENDENCE ON AT&T

     We have recently entered into long term agreements with AT&T, which, among other things, significantly lower the overall costs of the services we acquire from AT&T. There can be no assurances, however, that we would be able to negotiate further amendments in the future to our agreements with AT&T should it become necessary to maintain the profitability of our business. Circumstances also may arise that could give rise to the termination of any of our agreements with AT&T or otherwise result in the loss of our ability to obtain services from AT&T. Any termination of our contracts with AT&T, the loss or reduction of telecommunication services from AT&T, or the inability to negotiate cost reductions with AT&T to meet competitive prices, could have a material adverse effect on our financial condition and results of operations.

RECENT RAPID GROWTH

     Since the inception of our business in 1989, as a reseller of AT&T telecommunications services, we have grown dramatically in terms of revenues and number of employees and have expanded rapidly the nature and scope of our business. Although we have experienced significant growth in a relatively short period of time and regularly consider growth opportunities through acquisitions, joint ventures and partnerships as well as other business expansion opportunities, there can be no assurance that the growth we have experienced will continue or we will be able to achieve the growth contemplated by our business strategy.

     Continued growth of our current business will continue to place significant demands on our management (many of whom, including the new President, Chief Executive Officer, and Chairman of the Board of Director, have recently joined the Company), operational, financial and other resources and will require us to enhance further our operations, management, financial and information systems and controls and to expand, train and manage our employee base in certain areas including customer service support and financial, marketing and administrative resources. Success in this regard depends, among other things, on our ability to fund or finance significant investments of resources and to manage, attract and retain qualified personnel, competition for whom is intense. Our strategy also has resulted in significantly increased financial management requirements.

COMPETITION

     The long distance telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants. Changes in the regulation of the telecommunications industry may affect our competitive position, as may consolidation and alliances across geographic regions and across industry segments. Competition in the long distance business is based upon pricing, customer service, billing services and perceived quality. We compete against numerous long distance carriers that offer essentially the same services as we do. Several of our competitors are substantially larger and have greater financial, technical and marketing resources than we do.

     Although we believe that we have the human and technical resources to pursue our strategy and compete effectively in this competitive environment, our success will depend upon our continued ability to provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors. While OBN makes us more price competitive, reductions in long distance prices charged by competitors still may have a material adverse impact on our profitability. We also from time to time may consider providing telecommunications services we have not previously provided, which new services, if offered, would face the same competitive pressures that affect our existing services.

MAINTENANCE OF END USER BASE

     End users are not obligated to purchase any minimum usage amount and can discontinue service, without penalty, at any time. There can be no assurance that end users will continue to buy their long distance telephone service through us or through "partitions," independent carriers and marketing companies that purchase services from us. If a significant portion of our end users were to decide to purchase long distance service from other long distance service providers, there can be no assurance that we would be able to replace them.

     A high level of customer attrition is inherent in the long distance industry, and our financial results are affected by such attrition. Attrition is attributable to a variety of factors, including the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and cash payments and other forms of incentives, as well as our termination of customers for non-payment.

DIRECT MARKETING RISKS

     Both federal and state officials are tightening and increasing enforcement of the rules governing the direct marketing, including the telemarketing of telecommunications services and the requirements imposed on carriers seeking to acquire customers in that manner. Customer complaints of unauthorized conversion or "slamming" are widespread in the long distance industry and are beginning to occur with respect to newly competitive local services. The Company has discontinued its internal telemarketing operations, which may reduce our exposure to customer complaints and federal, state or local enforcement actions with respect to such direct telemarketing practices. However, certain government officials have made inquiries with respect to the marketing of our services and there remains a risk that we could be held accountable under applicable federal and state laws for the direct marketing activities of third parties carried out for our benefit. There also is the risk of enforcement actions by virtue of our prior telemarketing and other marketing efforts, our ongoing support of our customer/partitions and telemarketing and other marketing done in connection with our online marketing agreements.

RELIANCE ON INDEPENDENT CARRIER AND MARKETING COMPANIES; LACK OF CONTROL OVER MARKETING ACTIVITIES

     Historically, we have marketed a significant portion of our services through partitions, which generally have entered into non-exclusive agreements with us. Most partitions to date have made no minimum use or revenue commitments to us under these agreements. If we were to lose access to services on the AT&T network or billing services or experience difficulties with OBN, our agreements with partitions could be adversely affected.

     Provisions in our agreements with the partitions mandate that they comply with state and federal statutes and regulations, including those regulating telemarketing. See "--Government Regulation" and "--Direct Telemarketing Risks." Because our partitions are independent carriers and marketing companies, however, we are unable to control their activities. We are also unable to predict the extent of their compliance with applicable regulations or the effect of increased regulatory review. Increased regulatory review could also affect possible future acquisitions of new business from new partitions or other resellers.

GOVERNMENT REGULATION

     The Federal Communications Commission (the "FCC") and various state public service and public utility commissions regulate us as a non-dominant provider of long distance services. There can be no assurance that the FCC, state regulators or other government entities will not take action having an adverse effect on our business, financial condition or results of operations. FCC or state regulatory or enforcement action also could affect the partitions adversely. We also are subject to applicable regulatory standards for marketing activities, and the increased FCC and state attention to certain marketing practices could be significant to us. See "--Direct Marketing Risks."

ADVERSE EFFECT OF RAPID CHANGE IN TECHNOLOGY AND SERVICE


     The telecommunications industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. We believe that our future success will depend on our ability to anticipate such changes and to offer on a timely basis services that meet or compete with these evolving standards. There can be no assurance that we will have sufficient resources to make necessary investments or to introduce new services that would satisfy an expanded range of partition and end user needs.

RISKS RELATED TO OBN

     In 1997, we deployed our own nationwide telecommunications network, One Better Net, or OBN. At December 31, 1998, we provided services over OBN to approximately 80% of the lines using our services. Operation as a switch-based provider subjects us to risk of significant interruption in the provision of services on OBN in the event of damage to our facilities (switching equipment or connections to transmission facilities) such as fire or natural disaster could cause. To the extent that we, rather than AT&T or another carrier, are principally responsible for providing end users with telecommunications services, interruption or failure to provide such services may subject us to claims from end users who suffer damages as a result of such interruption or failure. Thus, interruptions or other difficulties in operating OBN could have a material adverse effect on our financial condition and results of operations.

ABSENCE OF DIVIDENDS

     We have not paid cash dividends since inception and do not anticipate paying any cash dividends in the foreseeable future.

ANTI-TAKEOVER CONSIDERATIONS

     We have an authorized class of 5,000,000 shares of preferred stock that may be issued by our board of directors on such terms and with such rights, preferences and designations as our board may determine. Issuance of such preferred stock, depending upon its rights, preferences and designations, may have the effect of delaying, deterring or preventing a change in control. A change of control also may be delayed or prevented by provisions of the Delaware General Corporation Law and our bylaws, as well as our charter, which divides our board of directors into three classes, each of which is elected for three year terms. Such anti-takeover effects may deter a third party from acquiring us or engaging in a similar transaction affecting control in which our shareholders might receive a premium for their shares over the then-current market value.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock. Although the Company believes that as of January 11, 1999, each of Mr. Borislow and Mr. Paul Rosenberg beneficially owned less than 10% of the outstanding common stock of the Company, a decision by either of Mr. Borislow or Mr. Rosenberg to sell his shares could adversely affect the market price of the common stock. Each of Mr. Borislow and Mr. Rosenberg has a registration rights agreement with the Company covering the shares of common stock owned by him.

     As of January 11, our employees and directors had outstanding options to purchase 10,230,810 shares of common stock. In addition, as of such date, there were warrants outstanding to purchase up to 2,721,984 shares of common stock and 4,596,698 shares reserved for issuance upon the conversion of our outstanding 4-1/2% Convertible Subordinated Notes due 2002 and our 5% Convertible Subordinated Notes due 2004. Holders of warrants also have registration rights under certain conditions.

     Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, may adversely affect the market price of our common stock.

YEAR 2000 RISKS

     The "Year 2000" issue refers to the potential harm from computer programs that identify dates by the last two digits of the year rather than using the full four digits. As such, dates after January 1, 2000 could be misidentified and such programs could fail.

     If such a failure occurs to our internal computer-based systems or if the computer-based systems, on which our business depends, that are operated by others were to malfunction, we could be unable to continue to provide telecommunications services, to sign up new customers or to bill existing customers for services. Such failures, if they occur, would have a material adverse effect on our business and financial condition. However, because of the complexity of the issues and the number of parties involved whose actions could affect us and the fact that many of the issues are outside our control, it is difficult for us to predict the nature or likelihood of such effects.

     We are dependent upon computer systems operated by third parties, such as local exchange carriers, AT&T, AOL and other vendors. Other parties whose ability to deal with Year 2000 issues could affect us include our partitions and the credit card companies through which most of our and AOL's customers are billed. We are generally not in a position to require either that these other companies give assurances to the Company as to their continued provision of services or that such companies take the necessary actions to assure that they will be ready for the Year 2000. Accordingly, while none of these other companies on which we depend have told us that they do not expect to be ready for Year 2000 issues, we do not believe we can project the likelihood of such parties' abilities to provide uninterrupted services to us. Given the nature of our relationships with most of these significant suppliers, it may be impracticable for us to replace should they be unable to continue to provide these services. The failure of any of these companies to provide uninterrupted service to us likely would have a material adverse effect on our business and results of operations and financial condition.

                                 USE OF PROCEEDS

     Under the terms of the severance agreement we entered into with Mr. Borislow, our founder and former Chairman of the Board and Chief Executive Officer, at Mr. Borislow's option, we may be required to use a portion of the net proceeds, if any, from the exercise of the Rights to repurchase our securities held by Mr. Borislow. If he does not make this election, we will use the net proceeds, if any, realized from the exercise of the Rights for working capital and for general corporate purposes, at the discretion of management.

                         DETERMINATION OF OFFERING PRICE

     The Offering Price of the shares offered upon exercise of the Rights is $17.00 per share. The exercise price per Right was determined by the Company and bears no relationship to the market price of the Company's Common Stock, the prevailing market conditions, operating results of the Company in recent periods, the book value of the Company, or other recognized criteria of value.

                              PLAN OF DISTRIBUTION

     The Rights entitle the holders to acquire up to approximately 3,523,285 shares of Common Stock on a fully diluted basis and assuming all Rights are exercised upon payment of the applicable exercise price. The Company issued the Rights as a dividend to all of its stockholders of record on December 31, 1998. Rights also attached to shares of Common Stock underlying all stock options and warrants outstanding on December 31, 1998.


     The Company is offering the shares of Common Stock underlying the Rights. No underwriter or placement agent has been engaged to assist the Company in this regard and no commissions or similar compensation will be paid to any person.


     The shares of Common Stock to be issued upon exercise of the Rights are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                              DESCRIPTION OF RIGHTS

GENERAL

     The shares of Common Stock offered hereby are issuable upon the exercise of the Rights. Stockholders of record on December 31, 1998 (the "Record Date") will be entitled to receive a dividend of one right for every twenty (20) shares of Common Stock held (the "Stock Rightsholders"). The Rights will be distributed on the date of this Prospectus. Each Right will entitle the holder thereof to purchase one share of Common Stock at an exercise price of $17.00 (the "Exercise Price"). The Rights are exercisable for a one-year period beginning upon the date of this Prospectus.

     Holders of stock options and holders of outstanding warrants to purchase Common Stock as of December 31, 1998 also will be entitled to receive Rights based on the number of shares of Common Stock underlying the stock options or warrants held on the record date. One Right will attach to every twenty (20) shares of Common Stock underlying stock options and warrants held of record on December 31, 1998. The number of Rights relating to the amount of Common Stock purchased upon exercise of stock options or warrants will be issued to the stock option holders or warrant holders (the "Option/Warrant Rightsholders" and together with the Stock Rightsholders, the "Rightsholders") upon exercise of the stock options or warrants.

     No fractional Rights or cash in lieu thereof will be issued or paid. Instead, the number of Rights issued to a Rightsholder will be rounded up to the nearest whole number. A depository, bank, trust company or securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may, upon delivery to the Rights Agent of the Certification and Request for Additional Rights form available from the Rights Agent, exchange its Rights Certificate to obtain a Rights Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a holder on the Record Date. No other Rights Certificate may be so divided as to increase the number of Rights to which the original recipient was entitled. The Company reserves the right to refuse to issue any Rights Certificate if such issuance would be inconsistent with the principle that each beneficial owner's holdings will be rounded up to the nearest whole number of Rights. The Rights Agent must receive the Certification and Request for Additional Rights no later than 5:00 p.m., New York time, on the 30th day following each date of distribution of the Rights, after which time no new Rights Certificates will be issued.


     Because the number of Rights issued to each Rightsholder will be rounded up to the nearest whole number, beneficial owners of Common Stock who are also the record holders of their shares will receive more Rights under certain circumstances than beneficial owners of Common Stock who are not the record holders of their shares and who do not obtain (or cause the record holder of their shares of Common Stock to obtain) a separate Rights Certificate with respect to the shares beneficially owned by them, including shares held in an investment advisory or similar account. To the extent that record holders or beneficial owners of Common Stock who obtain a separate Rights Certificate receive more Rights, they will be able to subscribe for more shares. Beneficial owners of Common Stock who are not record holders should contact the nominee Rightsholder to obtain a separate Rights Certificate. See " -- Exercise of Rights."

NON-TRANSFERABLE

     The Rights are not transferable and bear a legend to that effect.

EXPIRATION


     In the event the Rights are not exercised within the applicable one-year period, all unexercised Rights will expire and be void and of no further force or effect. A Rights exercise period may be extended by the Company at the sole discretion of the Board of the Directors upon thirty (30) days' notice to the Rightsholders. The Rights will expire, become void and be of no further force or effect upon conclusion of the applicable exercise period, or any extension thereof.

REDEMPTION

     The Rights are redeemable upon 30 days notice, at the option of the Company, at a redemption price of $0.01 per Right, if the last sale price for the Company's Common Stock exceeds $20.40 for 20 consecutive trading days or upon a "Change of Control" (defined below). The exercise price, number and kind of shares to be received upon exercise of the Rights are subject to adjustment, in the sole discretion of the Board of Directors, on the occurrence of certain events, such as stock splits, stock dividends or recapitalization of the Company. In the event of liquidation, dissolution or winding up of the Company, the Rightsholders will not be entitled to participate in the distribution of the assets of the Company. Additionally, Rightsholders have no voting, pre-emptive, liquidation or other rights of stockholders, and no dividends will be declared on the Rights or the shares underlying the Rights.

     A "Change in Control" means any event where: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in elections of directors of the Company ("Voting Stock"), (ii) the Company consolidates with or merges into any other corporation, or any other person merges into the Company, and, in the case of any such transaction, the outstanding Common Stock of the Company is reclassified into or exchanged for any other property or security, unless the stockholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction, (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person (other than to one or more wholly-owned subsidiaries of the Company) or (iv) any time the Continuing Directors do not constitute a majority of the Board of Directors of the Company (or, if applicable, a successor corporation to the Company). "Continuing Directors" means as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

EXERCISE OF RIGHTS

     The Rights may be exercised only to the extent that beneficial ownership of some or all of the shares to which the Rights relate have been continuously held from the Record Date or Option/Warrant Exercise Date, as applicable, through the date of exercise of the Rights. Any transfers of beneficial ownership of shares between the Record Date, or Option/Warrant Exercise Date, as applicable, will correspondingly reduce the number of Rights, and any fractions thereof, that may be exercised. To illustrate:

o  A  Rightsholder   who   beneficially  owns 100 shares on the Record Date will
   receive  five  (5) Rights (based on the 1:20 ratio of Rights to shares held).

o If, between the Record Date and date of exercise of the Rights, the Rightsholder transfers beneficial ownership of 20 out of the 100 shares, then the Rightsholder may only exercise four of the Rights.

o  If,  between  the  Record  Date and date of  exercise  of  the   Rights,  the
   Rightsholder instead transfers beneficial ownership of 10 out of the 100 shares, then the Rightsholder still may only exercise four of the Rights. Though the transfer of the 10 shares correspond to only one half of a right, the entire fifth right becomes unexercisable because, in the case of transferred shares, fractional Rights are rounded down to the nearest whole Right.

     A Rightsholder who is both the record holder and beneficial owner of the shares of Common Stock to which the Rights relate must certify as to the number of shares beneficially owned on the Record Date or Option/Warrant Exercise Date, as applicable. Such Rightsholder must also certify as to the number of such shares that, as of the date of exercise, continue to be beneficially owned, having not been transferred since the Record Date or Option/Warrant Exercise Date, as applicable.

     A Rightsholder who holds shares of Common Stock for the account of others, such as a broker, a trustee or a depository for securities must certify as to the number of shares beneficially owned on the Record Date or Option/Warrant Exercise Date, as applicable, by each beneficial owner for which such Rightsholder holds shares. Such Rightsholder must also certify as to the corresponding number of such shares that, as of the date of exercise, continue to be the beneficially owned, having not been transferred since the Record Date or Option/Warrant Exercise Date, as applicable.

     The Company intends to monitor beneficial ownership by Rightholders who elect to exercise all or a portion of their Rights.

     Rights may be exercised by delivering to the Rights Agent, on or prior to 5:00 p.m., New York time, on the Expiration Date, the properly completed and executed Rights Certificate evidencing such Rights with any required signatures guarantees, together with payment in full of the Exercise Price for each Right exercised. Such payment in full must be by: (i) check drawn upon a U.S. bank or postal, telegraphic or express money order payable to First City Transfer Company as Rights Agent; or (ii) wire transfer of funds to the account maintained by the Rights Agent for such purpose at PNC Bank (New Jersey), ABA #031207607, Account No. 8003710813. Payment of the Exercise Price will be deemed to have been received by the Rights Agent only upon (a) clearance of any uncertified check, (b) receipt by the Rights Agent of any certified check drawn upon a United States bank or of any postal, telegraphic or express money order, or (c) receipt of good funds in the Rights Agent's account designated above.

     IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS WHO WISH TO PAY THE EXERCISE

PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     If a Rightsholder wishes to exercise Rights, but time will not permit such Rightsholder to cause the Rights Certificate or Rights Certificates evidencing such Rights to reach the Rights Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met: (i) such Rightsholder has caused payment in full of the Exercise Price for each share of Common Stock being subscribed for to be received (in the manner set forth above) by the Rights Agent on or prior to the Expiration Date; (ii) the Rights Agent receives, on or prior to the Expiration Date, a guaranteed notice (a "Notice of Guaranteed Delivery"), substantially in the form distributed with the Rights Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rightsholder, the number of Rights represented by the Rights Certificate(s) held by such exercising Rightsholder, the number of shares of Common Stock being purchased and guaranteeing the delivery to the Rights Agent of any Rights Certificate(s) evidencing such Rights within three NASDAQ trading days following the date of the Notice of Guaranteed Delivery; and (iii) the properly completed Rights Certificate(s), with any required signatures guaranteed, is received by the Rights Agent within three NASDAQ trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Rights Agent in the same manner as Rights Certificates at the addresses set forth above, or may be transmitted to the Rights Agent by facsimile transmission (telecopy no.) (732) 906-9269. Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Rights Agent, whose address and telephone numbers are set forth on the Rights Certificates.

     A Rightsholder who holds shares of Common Stock for the account of others, such as a broker, a trustee or a depository for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owner's intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Rights should complete the Rights Certificate and submit it to the Rights Agent with the proper payment. In addition, the beneficial owner of Common Stock or Rights held through such a holder of record should contact the Rightsholder and request the Rightsholder to effect transactions in accordance with the beneficial owner's instructions.

     Unless a Rights Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the Rightsholder or (ii) is submitted for the account of an Eligible Institution, signatures on such Rights Certificate must be guaranteed by an Eligible Institution.

     If either the number of shares being subscribed for is not specified on the Rights Certificate, or the amount delivered is not enough to pay the Exercise Price for all shares stated to be purchased, the number of shares purchased will be assumed to be the maximum amount that could be purchased upon payment of such amount, after allowance for the Exercise Price of any specified shares.

         DO NOT SEND RIGHTS CERTIFICATES TO THE COMPANY.

     THE METHOD OF DELIVERY OF RIGHTS CERTIFICATES AND PAYMENT OF THE EXERCISE PRICE TO THE RIGHTS AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTSHOLDER, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE RIGHTS
AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, RIGHTSHOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Rights will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. NEITHER THE COMPANY NOR THE RIGHTS AGENT WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECT OR IRREGULARITY IN CONNECTION WITH THE SUBMISSION OF RIGHTS CERTIFICATES OR INCUR ANY LIABILITY FOR FAILURE TO GIVE SUCH NOTIFICATION.


     Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus or the Notice of Guaranteed Delivery should be directed to the Rights Agent whose address and telephone numbers are set forth on the Rights Certificates.


NO REVOCATION


     ONCE A RIGHTSHOLDER HAS EXERCISED RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED.


                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a general discussion of certain U.S. federal income tax considerations applicable upon the issuance, exercise, redemption and lapse of Rights issued to the Stock Rightsholders, Option Rightsholders, and Warrant Rightsholders pursuant to the Rights Offering. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), and judicial decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all aspects of federal income taxation that may be relevant to particular Stock Rightsholders, Option Rightsholders, and Warrant Rightsholders in light of their personal investment circumstances (for example, to persons holding Common Stock as part of a conversion transaction or as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes), nor does it discuss federal income tax considerations applicable to certain Stock Rightsholders, Option Rightsholders, and Warrant Rightsholders subject to special treatment under the federal income tax laws (for example, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, taxpayers subject to the alternative minimum tax, or non-United States persons).

     This discussion only addresses the Stock Rightsholders, Option Rightsholders, and Warrant Rightsholders who will both hold their respective interests in the Company as capital assets and will hold any Common Stock received upon exercise of the Rights as capital assets (persons who may not be holding their interests in the Company as capital assets might include, for example, securities dealers or traders who do not hold their interests primarily for investment or who treat their interests as inventory for federal income tax purposes). In addition, this discussion does not consider the effect of any foreign, state, local, gift or estate or other tax laws that may be applicable to a particular investor. No ruling has been or will be sought from the Service concerning the tax issues addressed herein, and such issues may be subject to substantial uncertainty resulting from the lack of definitive, applicable judicial or administrative authority and interpretations. THEREFORE, ALL STOCK RIGHTSHOLDERS, OPTION RIGHTSHOLDERS, AND WARRANT RIGHTSHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE RIGHTS OFFERING, INCLUDING THE EFFECTS OF FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS.

TAX CONSEQUENCES TO STOCK RIGHTSHOLDERS

     Issuance Of Rights. Existing law is not clear as to whether the distribution of Rights to the Stock Rightsholders would be characterized as a distribution under Section 305(a) of the Code or, alternatively, as a distribution under Sections 301 and 305(b) of the Code. The Company believes that it is likely that the Rights Offering to Stock Rightsholders will be properly characterized as a Section 305(a) distribution. Assuming that the Rights Offering to Stock Rightsholders is properly characterized as a Section 305(a) distribution, the distribution of Rights to Stock Rightsholders would be nontaxable without regard to the Company's earnings and profits. If the distribution of Rights to the Stock Rightsholders were treated as a Section 301 distribution, and provided the Company has current or accumulated earnings and profits, the fair market value of the Rights distributed would be treated as dividends (taxable as ordinary income) to the extent of such earnings and profits. To the extent that the amount of the distribution exceeded the earnings and profits of the Company, it would be treated first as a tax-free return of capital to the extent of the holder's tax basis in the underlying Common Stock, and thereafter as capital gain.

     Basis And Holding Period. If the Rights Offering to Stock Rightsholders is properly characterized as a nontaxable Section 305(a) distribution and either
(i) the fair market value of the Rights on the date of distribution is equal to 15% or more of the fair market value on the date of issuance of the Common Stock with respect to which they are received or (ii) the Stock Rightsholder elects, in his or her federal income tax return of the taxable year in which the Rights are received, to allocate part of the tax basis of the Common Stock to the Rights, then upon exercise or redemption of the Rights, the Stock Rightsholder's tax basis in the Common Stock will be allocated between the Common Stock and the Rights in proportion to the fair market values of each on the date of the issuance of the Rights. Otherwise, as a nontaxable Section 305(a) distribution, the tax basis of Rights received by a Stock Rightsholder as a distribution with respect to the Stock Rightsholder's Common Stock will be zero.

     If, however, the distribution of Rights to the Stock Rightsholders were treated as a taxable Section 301 distribution, each Stock Rightsholder would have a tax basis in the Rights that such holder received equal to the fair market value of the Rights on the date of their distribution and the holder's tax basis in his or her Common Stock would be reduced by the nontaxable portion of the distribution, if any (as discussed above).

     If the Rights Offering to the Stock Rightsholders is treated as a nontaxable Section 305(a) distribution, the holding period of a Stock Rightsholder with respect to Rights received as a distribution on the holder's Common Stock will include the Stock Rightsholder's holding period for the Common Stock with respect to which the Rights were issued. If, however, the Rights Offering to the Stock Rightsholders were treated as a taxable Section 301 distribution, the Stock Rightsholders would have a holding period that begins on the day following the date of distribution of the Rights.

     Redemption of Rights. If the Company redeems Rights held by a Stock Rightsholder, the Stock Rightsholder will recognize capital gain or loss equal to the difference between the redemption price and the Stock Rightsholder's basis, if any, in those Rights.

     Lapse Of Rights. If the Rights Offering to the Stock Rightsholders is treated as a nontaxable Section 305(a) distribution, a Stock Rightsholder who allows Rights received by him or her to lapse without exercising them will not recognize any gain or loss, and, as the Rights were neither exercised nor redeemed, no adjustment will be made to the tax basis of the Common Stock, if any, owned by the Stock Rightsholder. If, however, the Rights Offering to the Stock Rightsholders were treated as a taxable Section 301 distribution, a Stock Rightsholder who allowed the Rights to lapse would have a capital loss in an amount equal to his or her tax basis in the Rights (as discussed above), and no adjustment would be made to the tax basis of the Common Stock, if any, owned by the Stock Rightsholders.

     Exercise Of Rights. A Stock Rightsholder will not recognize any gain or loss upon the exercise of Rights. The tax basis of the Common Stock acquired through exercise of Rights will be equal to the sum of the Exercise Price therefor and the holder's tax basis in the Rights, if any. The holding period for the Common Stock acquired through exercise of the Rights will begin on the day following the date the Rights are considered exercised.

TAX CONSEQUENCES TO OPTION RIGHTSHOLDERS

     Issuance of Rights. The Company believes that Rights issued to Option Rightsholders should be treated as issued in connection with the performance of services for federal income tax purposes and, thus, that the federal income tax treatment resulting from the issuance of Rights to such holders should be governed by Section 83 of the Code. Accordingly, no gain or loss should be recognized by such holders in connection with the issuance of the Rights provided that when issued the Rights do not have a readily ascertainable fair market value within the meaning of Treasury Regulations Section 1.83-7(b). The Company believes that Rights issued to Option Rightsholders should not be treated as having a readily ascertainable fair market value because the Rights are non-transferable and, thus, will not be actively traded on an established market and the fair market value of the rights otherwise cannot be measured with reasonable accuracy.

     Redemption of Rights. If the Company redeems Rights held by an Option Rightsholder, the Option Rightsholder should recognize ordinary income equal to the redemption price of those Rights.

     Lapse of Rights. Option Rightsholders who allow Rights issued to them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis, if any, of any other ownership interest in the Company owned by the Option Rightsholders.

     Exercise of Rights. If an Option Rightsholder exercises Rights received with respect to Common Stock, the holder will recognize taxable income at the time the Rights are exercised in an amount equal to the excess, if any, of the fair market value of the Common Stock at that time over the Exercise Price. That income would be taxed at ordinary income rates and any gain or loss recognized on the subsequent disposition of the Common Stock so acquired would be treated as a capital gain or loss.

     The tax basis of the Common Stock acquired by an Option Rightsholder through the exercise of Rights will be equal to the fair market value of the Common Stock on the date of exercise and the holding period for that Common Stock generally will begin on the day following exercise.

TAX CONSEQUENCES TO WARRANT RIGHTSHOLDERS

     Warrants Subject to Section 83. In the case of Warrants issued to Warrant Rightsholders in connection with the performance of services within the meaning of Section 83 of the Code, the federal income tax consequences arising upon the issuance of Rights to those Warrant Rightsholders and upon the redemption, lapse or exercise of those Rights should be the same as for Rights issued to Option Rightsholders. See " - Tax Consequences to Option Rightsholders" above. The following discussion of the federal income tax consequences arising upon the issuance of Rights to Warrant Rightsholders and upon the redemption, lapse or exercise of those Rights applies only to Warrant Rightsholders who did not receive their Warrants in connection with the performance of services within the meaning of Section 83 of the Code.

     Issuance of Rights. No applicable authority addresses the federal income tax consequences arising upon the issuance of Rights to Warrant Rightsholders. Because Rights will not be exercisable by Warrant Rightsholders prior to exercise of their warrants, substantial uncertainty exists regarding when the Rights will be treated as distributed to Warrant Rightsholders for federal income tax purposes. If the Rights are treated as distributed upon exercise of a warrant, the Company believes the receipt of Rights at that time likely will not constitute a taxable distribution. If, however, the Rights are treated as distributed to a Warrant

Rightsholder before exercise of the warrant, the Company believes the issuance of the Rights to Warrant Rightsholders likely will constitute a taxable distribution. Given the lack of applicable authority regarding these consequences, Warrant Rightsholders should consult and rely upon their own tax advisors as to the specific tax consequences to them relating to the issuance of Rights.

     Basis and Holding Period. If the Rights Offering is characterized as a nontaxable Section 305(a) distribution made upon exercise of a warrant and either (i) the fair market value of the Rights on the date of distribution is equal to 15% or more of the fair market value on the date of issuance of the Common Stock with respect to which they are received or (ii) the Warrant Rightsholder elects, in his or her federal income tax return of the taxable year in which the Rights are received, to allocate part of the tax basis of the Common Stock to the Rights, then upon exercise or redemption of the Rights, the Warrant Rightsholder's tax basis in the Common Stock will be allocated between the Common Stock and the Rights in proportion to the fair market values of each on the date of the issuance of the Rights. Otherwise, the tax basis of Rights received by a Warrant Rightsholder as a nontaxable distribution will be zero.

     If, however, the distribution of Rights to the Warrant Rightsholders were treated as a taxable distribution, a Warrant Rightsholder would have a tax basis in the Rights that such Warrant Rightsholder received equal to the fair market value of the Rights on the date of distribution of the Rights.

     If the Rights Offering to the Warrant Rightsholders is treated as a nontaxable distribution, the holding period of a holder with respect to Rights received as a distribution on the holder's Common Stock will include the holder's holding period for the Common Stock with respect to which the Rights were issued. If, however, the Rights Offering to the Warrant Rightsholders were treated as a taxable distribution, the Warrant Rightsholders would have a holding period that begins on the day following the date of distribution of the Rights.

     Redemption of Rights. If the Company redeems Rights held by a Warrant Rightsholder, the Warrant Rightsholder will recognize capital gain or loss equal to the difference between the redemption price and the Warrant Rightsholder's basis, if any, in those Rights.

     Lapse of Rights. If the Rights Offering to the Warrant Rightsholders is treated as a nontaxable distribution, a Warrant Rightsholder who allows Rights received by him or her to lapse without exercising them will not recognize any gain or loss and, as the Rights were neither exercised nor redeemed, no adjustment will be made to the tax basis of any interest in the Company owned by the Warrant Rightsholder. If, however, the Rights Offering to the Warrant Rightsholders were treated as a taxable distribution, a Warrant Rightsholder who allowed the Rights to lapse would have a capital loss in an amount equal to his or her tax basis in the Rights (as discussed above), and no adjustment would be made to the tax basis of any interest in the Company owned by the Warrant Rightsholder.

     Exercise of Rights. A Warrant Rightsholder will not recognize any gain or loss upon the exercise of Rights. The tax basis of the Common Stock acquired through exercise of Rights will be equal to the sum of the Exercise Price paid and the holder's tax basis in the Rights, if any. The holding period for the Common Stock acquired through exercise of the Rights will begin on the day following the date the Rights are considered exercised.

                                  LEGAL MATTERS

     Aloysius T. Lawn, IV, our General Counsel and Secretary, has rendered an opinion to the effect that the shares of common stock offered by this prospectus are duly authorized, legally issued, fully paid and non-assessable. Mr. Lawn owns 153,650 shares of common stock, holds vested options to purchase 50,000 shares of common stock at a price of $5.75 per share and holds rights to purchase 10,183 shares of common stock.

                                     EXPERTS

     The consolidated financial statements and schedule of the Company and its subsidiaries incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated in this prospectus by reference, and are incorporated in this prospectus in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (File No. 0-26728) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

              a. our annual report on Form 10-K for the year ended December 31, 1997 and the amendments to our annual report filed with the SEC on April 17, 1998 and April 30, 1998;

              b. our quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

              c. our current reports on Form 8-K, dated March 10, 1998, August 27, 1998, September 18, 1998, October 29, 1998 and January 20, 1999; and

              d.  the   description  of  our  capital  stock  contained  in  our
                  registration statement on Form 8-A, dated September 8, 1995.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                           Aloysius T. Lawn, IV
                           General Counsel and Secretary
                           Tel-Save.com, Inc.
                           6805 Route 202
                           New Hope, PA  18938
                           (215) 862-1500

     This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide information other than that provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         SEC registration fee......................    $ 16,652
         Legal fees and expenses...................      20,000
         Accounting fees and expenses..............       5,000
         Transfer agent fees.......................       4,000
         Printing fees.............................       5,000
                                                       ----------
      Total                                            $ 50,652

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorneys' fees) and, in the case of actions, suits or proceedings brought by third parties, against judgment, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

     The Company's Bylaws also provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. Reference is made to the Company's Bylaws.

     As permitted by the Delaware General Corporation Law, the Company's Bylaws eliminate the personal liability of its directors to the Company and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Company has entered into indemnification agreements with some of its directors and officers. These agreements provide for indemnification to the fullest extent permitted by law and, in certain respects, may provide greater protection than that specifically provided for by the Delaware General Corporation Law. These agreements do not provide indemnification for, among other things, conduct which is adjudged to be fraud, deliberate dishonesty or willful misconduct.

     The Company has purchased an insurance policy that purports to insure the officers and directors against certain liabilities incurred by them in the discharge of their functions as officers and directors.

ITEM 16.  EXHIBITS.

   EXHIBIT NO.                            DESCRIPTION
   -----------                            -----------
        5.1                   Opinion of Aloysius T. Lawn, IV

       23.1                   Consent of BDO Seidman, LLP

       23.2 Consent of Aloysius T. Lawn, IV (included as part of Exhibit 5.1)

       24.1                   Power of Attorney*

       99.1                   Form of Rights Certificate*

       99.2                   Form of Notice of Guaranteed Delivery*

       99.3                   Form of Certification and Request for
                              Additional Rights*

       99.4                   Form of Rights Agent Agreement*
----------
* Previously filed.


ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3)  of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate  offering  price  set forth in the  "Calculation  of
                  Registration   Fee"  table  in  the   effective   registration
                  statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrar pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Solebury, Commonwealth of Pennsylvania, on this 11th day of February, 1999.

                                      TEL-SAVE.COM, INC.

                                      By:
                                            /s/ Gabriel A. Battista
                                            ------------------------------
                                            Gabriel A. Battista
                                            Chairman of the Board of
                                            Directors, Chief Executive
                                            Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated below:



Signature                                            Title                              Date
---------                                            -----                              ----
/s/ Gabriel A. Battista                 Chairman of the Board of                        February 11, 1999
-------------------------------         Directors, Chief Executive
Gabriel A. Battista                     Officer and President (Principal
                                        Executive Officer)

/s/ Gary W. McCulla*                    Director                                        February 11, 1999
-------------------------------
Gary W. McCulla

/s/ Emanuel J. DeMaio*                  Director                                        February 11, 1999
-------------------------------
Emanuel J. DeMaio

/s/ George P. Farley*                   Chief Financial Officer                         February 11, 1999
-------------------------------         and Director
George P. Farley                        Principal Financial Officer)

/s/ Kevin R. Kelly*                     Controller (Principal                           February 11, 1999
-------------------------------         Accounting Officer)
Kevin R. Kelly

/s/ Harold First*                       Director                                        February 11, 1999
-------------------------------
Harold First



                                      II-4



/s/ Ronald R. Thoma*                    Director                                        February 11, 1999
-------------------------------
Ronald R. Thoma

*By:  /s/ Aloysius T. Lawn, IV          Power of Attorney                               February 11, 1999
     --------------------------
      Attorney in Fact


                                      II-5